Exhibit 3.13

ARTICLES OF INCORPORATION

OF

TOTAL GAS & ELECTRICITY (PA), INC.

THE UNDERSIGNED, has executed the following document as incorporator of the above named corporation, a corporation organized under the laws of the State of Florida, and all rights duties and obligations of the undersigned as incorporator, and those of the corporation, are to be determined in accordance with the laws of the State of Florida.

ARTICLE I

The name of this corporation shall be:

TOTAL GAS & ELECTRICITY (PA), INC.

ARTICLE II

This corporation shall commence existence upon the filings of these Articles of Incorporation by the Department of State, State of Florida, and shall have perpetual existence.

ARTICLE III

The principal place of business and mailing address of this corporation shall be:

2400 EAST COMMERCIAL BLVD., SUITE# 814

FT. LAUDERDALE, FL 33308

ARTICLE IV

The general nature of the business and objects and purposes proposed to be transacted and carried on by this corporation are to do any and all of the things herein mentioned, as fully and to the same extent as natural persons might do, viz:

(1)          Transact any and all lawful business.

(2)          Said corporation shall further have powers:

To have perpetual succession by its corporate name;

To sue and be sued, complain, and defend in its

corporate name in all actions or proceedings to have a corporate seal, which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impresses, affixed, or in any other manner reproduced;

To purchase, take receive, lease, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with real or personal property or any interest therein, wherever situated;

To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets;

To lend money to, and use its credit to assist, its officers and employees in accordance with Florida Statute S607.141;

To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof;

To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income;

To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security of the payment of funds so loaned or invested;

To conduct its business, carry on its operations, and have offices and exercise the powers granted by this act within or without this state;

To elect or appoint officers and agents of the corporation and define their duties and fix their compensation.

To make and alter bylaws, not inconsistent with its articles of incorporation or with the laws of this

State, for the administration;

To make donations for the public welfare or for charitable, scientific, or educational purposes;

To transact any and all lawful business which the board of directors shall find will be in aid of governmental policy;

To pay pensions and establish pension plans, profit sharing plans, stock bonus plans, stock option plans, and other incentive plans for any or all of its directors, officers, and employees and for any or all of the directors, officers, and employees of its subsidiaries;

To be a promoter, incorporator, partner, member, associate, or manager of any corporation, partnership, joint venture, trust, or other enterprise;

To have and exercise all powers necessary or convenient to effect its purposes;

To indemnify any person who by reason of the fact that he is or was a director, officer, employee or agent of the corporation to the full extent as permitted by Florida Statue S607.014;

ARTICLE V

The aggregate number of shares which this corporation shall have authority to issue is the total sum of 100 shares, having an individual par value of $ 1.00

Unless otherwise stated in these articles, or in an amendment to these articles, there shall be only one (1) class of stock of this corporation.

ARTICLE VI

The name and street address of the initial Registered Agent of this corporation shall be:

PHILIP BARATZ	2400 EAST COMMERCIAL BLVD., SUITE# 814
FT. LAUDERDALE, FL 33308

ARTICLE VII

The initial board of Directors shall consist of a total of 3 person(s) and the name and address of the person(s) who are to serve as an initial director(s) is:

PHILIP BARATZ	2400 EAST COMMERCIAL BLVD., SUITE# 814
FT. LAUDERDALE, FL 33308

JOSEPH MIRABITO	2400 EAST COMMERCIAL BLVD., SUITE# 814
FT. LAUDERDALE, FL 33308

ALLAN BRENNER	2400 EAST COMMERCIAL BLVD., SUITE# 814
FT. LAUDERDALE, FL 33308

ARTICLE VIII

This name and address of the incorporator executing these Articles of Incorporation is:

EMPIRE CORPORATE KIT OF AMERICA, INC.
1492 W. FLAGLER STREET #200
MIAMI FLORIDA 33135

The undersigned has executed these Articles of Incorporation this 5th day of June, 1998.

/s/ Ray Stormont
Incorporator
RAY STORMONT/PRESIDENT
SIGNING FOR
EMPIRE CORPORATE KIT OF AMERICA, INC.

CERTIFICATE OF DESIGNATION
REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of section 607.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the state of Florida.

First that	TOTAL GAS & ELECTRICITY (PA), INC.
(Name of Corporation)
desiring to organize under the laws of the State of		FLORIDA
(Florida)
with its principal office, as indicated in the articles of incorporation has named			PHILIP BARATZ
(Name of Registered Agent)
located at	2400 EAST COMMERCIAL BLVD., SUITE# 814
City of	FT. LAUDERDALE	County of	DADE
	(City)		(Country)

State of Florida, as its agent to accept services of process within this date.

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

SIGNATURE	/s/ [ILLEGIBLE]
Registered Agent